EXHIBIT 22


          RIDGEWOOD PROPERTIES, INC. AND SUBSIDIARIES
                SUBSIDIARIES OF THE REGISTRANT

                                                Percentage
                               State or         of Voting
                             Jurisdiction       Securities
                          of Incorporation        Owned
                          ----------------     ----------

Florida Communities, Inc.      Florida            100%
Ridgewood Orlando, Inc.        Florida            100%
Ridgewood Hotels, Inc.         Georgia            100%
Cornerstone Management &
   Development, Inc.           Georgia            100%
Wesley Hotel Group, Inc.       Georgia            100%
Florida Beta Hotel Corp.       Florida            100%
California Zeta Hotel Corp.    California         100%
Capital Alpha Hotel Corp.      Washington, DC     100%
California Eta Hotel Corp.     California         100%
Pennsylvania Alpha Hotel Corp. Pennsylvania       100%


     The foregoing subsidiaries are included in the consolidated financial statements of the Company.